UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2007

CYTORI THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32501	33-0827593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3020 Callan Road, San Diego, California 92121
(Address of principal executive offices, with zip code)

(858) 458-0900
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 3.03    Material Modification to Rights of Security Holders

On August 28, 2007, we amended the Rights Agreement under our stockholder rights plan, which is a “poison pill” plan. Under the plan, the Rights separate from the Common Stock (i.e., the poison pill is triggered) when a person or group acquires beneficial ownership of 15% or more of our outstanding common stock. This amendment increases that threshold for Olympus Corporation up to 20%.

The effect of the amendment is to enable Olympus Corporation to increase its beneficial ownership to up to 20% without thereby triggering the poison pill.

This amendment to the Rights Agreement was entered into as a precautionary measure only and we do not have any information which would suggest that Olympus Corporation intends to change its current stockholdings in any way.

Item 9.01    Financial Statements and Exhibits

(c)     Exhibits

4.1.1     Amendment No. 2 to Rights Agreement, dated as of August 28, 2007, between us and Computershare Trust Company, N.A. (as successor to Computershare Trust Company, Inc.), as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

Date: September 4, 2007	By: /s/ Christopher J. Calhoun
Christopher J. Calhoun
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1.1	Amendment No. 2 to Rights Agreement, dated as of August 28, 2007, between us and Computershare Trust Company, N.A. (as successor to Computershare Trust Company, Inc.), as Rights Agent